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                                                                    EXHIBIT 99.2


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                     EASTERN ENVIRONMENTAL SERVICES, INC.
                        1000 CRAWFORD PLACE, SUITE 400
                         MT. LAUREL, NEW JERSEY 08054

     PROXY - Special Meeting of Stockholders - Thursday, November 5, 1998
            THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS

       The undersigned hereby appoints Gregory M. Krzemien and Robert M.
  Kramer as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of Eastern Environmental Services, Inc. (the "Company") held of record by the undersigned on September 25, 1998 at the Special Meeting of Stockholders to be held Thursday, November 5, 1998 or at any adjournment or postponement thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                (Continued, and to be signed, on Reverse Side)

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[x]  Please mark your votes as in this example.

                                                    FOR     AGAINST    ABSTAIN

1.  Proposal to approve and adopt the Agreement
    and Plan of Merger dated as of August 16,
    1998 among the Company, Waste Management,
    Inc. and Ocho Acquisition Corporation           [  ]      [  ]       [  ]


In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
 ENVELOPE.

SIGNATURE ____________________________________      DATE __________________


SIGNATURE ____________________________________      DATE __________________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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